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                                                                     Exhibit 4.1

                                                               EXECUTION VERSION
                                                               -----------------

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         This Amendment No. 2, dated as of September 21, 2002 (this "AMENDMENT"), to the Rights Agreement, dated as of October 27, 1998, as amended (the "RIGHTS AGREEMENT"), by and between R.H. Donnelley Corporation, a Delaware corporation ("RHD"), and The Bank of New York, as successor Rights Agent (the "RIGHTS AGENT").


                                    RECITALS:

         A. RHD and the Rights Agent are parties to the Rights Agreement; and

         B. RHD and the Rights Agent wish to further amend the Rights Agreement as set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       Amendments to Section 1.
                  ------------------------

                  (a) SECTION 1 of the Rights Agreement is hereby amended by adding the following paragraphs immediately after the last sentence in the definition of "Acquiring Person":

         "Notwithstanding anything in this Agreement to the contrary, no Purchaser shall be deemed to be an Acquiring Person solely by reason of or as a result of the (i) approval, execution or delivery of the Purchase Agreement or the Ancillary Documents or the consummation of the transactions contemplated by any of them, including without limitation (A) the issuance of the Preferred Shares (including without limitation as a result of the share adjustment described in Section
         2.04 of the Purchase Agreement) or the Warrants, (B) the conversion or redemption of the Preferred Shares, (C) the exercise of the Warrants, or (D) the exercise of the preemptive rights described in Section 11 of the Certificate of Designations, in each case in accordance with the respective terms thereof, (ii) the Beneficial Ownership of Ordinary Course Shares, (iii) the Beneficial Ownership of shares of Common Stock held by such Purchaser as of the date hereof, or (iv) the Purchasers becoming the Beneficial Owners of additional shares of Common Stock representing not more than 2% of the then-outstanding shares of Common Stock (other than (1) pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock or (2) pursuant to any transaction described in clauses (i) - (iii) of this paragraph).

         Notwithstanding anything in this Agreement to the contrary, a Person that acquires Beneficial Ownership of shares of Common Stock from a Purchaser as a result of a transfer of Preferred Shares and/or Warrants pursuant to and in accordance with Section 4.10 of the Purchase Agreement shall not be deemed to be an Acquiring Person solely by reason of or as a result of any of the transactions described in clause
         (i) of the preceding paragraph in accordance with the terms thereof."

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                  (b) SECTION 1 of the Rights Agreement is hereby further
amended by adding the following additional definitions:


                  "Ancillary Documents" has the meaning set forth in the Purchase Agreement.

                  "Certificate of Designations" has the meaning set forth in the Purchase Agreement.

                  "Ordinary Course Shares" shall mean shares of Common Stock, the beneficial ownership of which is acquired in connection with (i) the activities of a broker or dealer registered under Section 15 of the Exchange Act, including, but not limited to, the acquisitions of beneficial ownership of such shares as a result of any market-making or underwriting activities (including any shares acquired for the investment account of a broker or dealer in connection with such underwriting activities), (ii) the acquisition of beneficial ownership of shares of Common Stock as a result of the exercise of investment or voting discretion authority with respect to any of its customer accounts, (iii) the acquisition in good faith of such shares in connection with a debt previously contracted or (iv) the acquisition of beneficial ownership of shares of Common Stock as a result of asset management activities.

                  "Preferred Shares" has the meaning set forth in the Purchase Agreement.

                  "Purchase Agreement" means the Preferred Stock and Warrant Purchase Agreement, dated as of September 21, 2002, by and among the Company and the Purchasers, as it may be amended from time to time.

                  "Purchasers" means each of GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund 2000, L.P. and their respective Affiliates, Associates, successors and assigns to all or a substantial part of the respective businesses of each of the foregoing and each of their respective partners, stockholders, members, officers and directors.

                  "Warrants" has the meaning set forth in the Purchase
Agreement.

         2. NO OTHER AMENDMENTS. Except as amended hereby, the Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         3. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the rights and obligations of the Rights Agent shall be governed by the State of New York.

         4. JURISDICTION. The parties agree that all actions and proceedings arising out of this Amendment or any of the transactions contemplated hereby, shall be brought in the United States District Court of the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the




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jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waive all right to trial by jury in any action proceeding or counterclaim arising out of this Amendment or the transactions contemplated hereby.

         5. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

         6. DESCRIPTIVE HEADINGS. The captions herein are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof.

         7. OTHER DEFINED TERMS. Capitalized terms used without other definition in this Amendment are used as defined in the Rights Agreement.

         8. EFFECTIVENESS. This Amendment shall be effective as of, and immediately prior to, the execution and delivery of the Purchase Agreement, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

         9. EXHIBITS TO THE RIGHTS AGREEMENT. Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment.

                         [Signatures on following page]




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                   R.H. DONNELLEY CORPORATION


                                   By: /s/ Robert J. Bush
                                       -----------------------------------------
                                       Name:  Robert J. Bush
                                       Title: Vice President and General Counsel


                                   THE BANK OF NEW YORK


                                   By: /s/ Alexander Pabon
                                       -----------------------------------------
                                         Name: Alexander Pabon
                                         Title: Assistant Vice President